                                     EXHIBIT 5

                      OPINION AND CONSENT OF FISHER THURBER LLP

                                     May 19, 1999

Board of Directors
Ontro, Inc.
13250 Gregg Street
Poway, CA  92064

       Re:  Form S-8 Registration Statement

Gentlemen:

       We have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission on or about May 19, 1999 to register 1,548,065 shares of common stock, no par value per share (the "Common Stock"), of Ontro, Inc., a California corporation (the "Company"). The Common Stock is issuable solely upon exercise of the options referenced in the Registration Statement.

       For purposes of rendering this opinion, we have made such legal and factual examinations as we have deemed necessary under the circumstances and, as part of such examination, we have examined, among other things, originals and copies, certified and otherwise, identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate. For the purposes of such examination, we have assumed the genuineness of all signatures on original documents and the conformity to original documents of all copies submitted to us.

       On the basis of and relying upon the foregoing examination and assumptions, we are of the opinion that, assuming the Registration Statement shall have become effective pursuant to the provisions of the Securities Act of 1933, as amended, the shares of Common Stock being offered in the Registration Statement, when issued in accordance with the Registration Statement and the provisions of the option agreements will be validly issued, fully paid and nonassessable.

       We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and any amendments thereto.

                                       FISHER THURBER LLP


                                       By: /s/ David A. Fisher
                                          ---------------------------------
                                             DAVID A. FISHER